SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                          April 2, 2001


                     XEROX CREDIT CORPORATION
   (Exact name of registrant as specified in its charter)

 Delaware              1-8133                06-1024525
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                  100 First Stamford Place
                     P. O. Box 10347
            Stamford, Connecticut  06904-2347
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 325-6600











Item 5.  Other Events

Xerox Corporation, parent of Registrant ("Xerox"), today said that the filing of its and Registrant's year 2000 10-K reports would be delayed. This delay relates to an internal review begun last week by Xerox Corporation's Audit Committee, in cooperation with Xerox's and Registrant's auditors, KPMG. This will permit a fuller audit review than previously contemplated and a sign-off on Xerox's and Registrant's 2000 financial statements.

Xerox and Xerox's Audit Committee stated that they believe that Xerox's and Registrant's accounting policies and procedures are appropriate and consistent with generally accepted accounting principles. However, in light of the previously disclosed investigation by the Securities and Exchange Commission, Xerox's Audit Committee and the auditors believe that a fuller review is appropriate.

KPMG has advised Registrant that it believes that such fuller review is needed for it to satisfy its auditing responsibilities, and that it will work with Xerox's Audit Committee and the Committee's counsel to complete the review as quickly as possible.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CREDIT ORPORATION

                                             /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: Martin S. Wagner
                                             Secretary

Dated: April 2, 2001